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                                                                     EXHIBIT 21


                                          State of
Subsidiaries of Registrant              Incorporation
--------------------------              -------------
Baxter Tube Company                         Ohio

CCP Industries, Inc.                        Ohio

The CCP Companies                           Ohio

    Transacts Business under the following additional names:
        a. CCP Manufacturing
        b. Foxco Wipers
        c. Plezall Wipers Incorporated
        d. Prism Supply Company